UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018 (August 15, 2018)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 Gaylord Parkway, Suite 110 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2018, Addus HomeCare Corporation (the “Company”), together with Eos Capital Partners III, L.P. (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, RBC Capital Markets, LLC, and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of an aggregate 2,100,000 shares of common stock, par value $0.001 per share (“Common Stock”), at a purchase price per share to the public of $59.00 (the “Offering Price”).

Pursuant to the terms and conditions of the Underwriting Agreement, 1,075,267 shares of Common Stock will be issued and sold by the Company (the “Primary Shares”) and 1,024,733 shares of Common Stock will be sold by the Selling Stockholder (the “Secondary Shares”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 315,000 shares of Common Stock at the Offering Price, less any underwriting discounts and commissions.

The estimated net proceeds to the Company from the sale of the Primary Shares to be issued and sold by the Company are expected to be approximately $59 million. The Company intends to use the net proceeds from the offering for general corporate purposes, including to potentially fund a portion of any future acquisitions that the Company may complete. The Company will not receive any of the proceeds from the sale of Secondary Shares by the Selling Stockholder. The offering is expected to close on or about August 20, 2018, subject to customary closing conditions.

The Common Stock was offered and sold pursuant to a preliminary prospectus supplement, dated August 13, 2018, a final prospectus supplement, dated August 15, 2018, and a base prospectus, dated January 6, 2017, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-214988).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholder, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Bass, Berry & Sims PLC relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 15, 2018, by and among Addus HomeCare Corporation, Eos Capital Partners III, L.P., and Jefferies LLC, RBC Capital Markets, LLC, and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of shares.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: August 16, 2018	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer